===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         OPTA FOOD INGREDIENTS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         OPTA FOOD INGREDIENTS, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                          OPTA FOOD INGREDIENTS, INC.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                                (781) 276-5100
                              Fax: (781) 276-5101

                                                                 April 20, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Opta Food Ingredients, Inc. (the "Company") to be held on Tuesday, May 22, 2001, at 9:30 a.m. at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts.

  This year stockholders are being asked to consider the election of six (6) members of the Company's Board of Directors and the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the Annual Meeting.

  Regardless of the number of shares of Common Stock you may own, your votes are important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, in accordance with the instructions set forth on the card, whether or not you plan to attend the Annual Meeting in person. This will ensure your proper representation at the Annual Meeting.

  Thank you for giving these materials your careful consideration.

                                          Sincerely,

                                          ARTHUR J. McEVILY, Ph.D.
                                          President and Chief Executive Officer

                          OPTA FOOD INGREDIENTS, INC.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                                (781) 276-5100

                                   --------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 22, 2001

To the Stockholders of Opta Food Ingredients, Inc.:

  Notice is hereby given that the 2001 Annual Meeting of Stockholders of Opta Food Ingredients, Inc. (the "Company") will be held on Tuesday, May 22, 2001, at 9:30 a.m. at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts, to consider and act upon:

    (1) The election of six (6) members of the Company's Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and take office;

    (2) The approval of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

    (3) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the Annual Meeting.

  The Board of Directors has fixed the close of business on March 23, 2001 as the Record Date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All stockholders are invited to attend the Annual Meeting in person.

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED RETURN ADDRESSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          By Order of the Board of Directors

                                          JEFFREY M. WIESEN
                                          Secretary

Bedford, Massachusetts
April 20, 2001

                          OPTA FOOD INGREDIENTS, INC.
                               25 Wiggins Avenue
                               Bedford, MA 01730
                                (781) 276-5100

                                PROXY STATEMENT
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 22, 2001

                              GENERAL INFORMATION

  This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Opta Food Ingredients, Inc., a Delaware corporation ("Opta" or the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 2001 Annual Meeting of Stockholders to be held on May 22, 2001 at 9:30 a.m. at the Company's offices, 25 Wiggins Avenue, Bedford, Massachusetts, and at any adjournments thereof (the "Meeting").

  When the proxy card of a stockholder is duly executed and returned, the shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares of common stock represented by that proxy card will be voted, in the election of Directors, for the nominees named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date, or by voting in person by ballot at the Meeting. The presence, in person or by proxy, of the holders of a majority of common stock entitled to vote at the Meeting, is necessary to constitute a quorum at the Meeting. As to each matter submitted to a vote of stockholders, except (i) as provided for under the Company's Restated By-Laws ("Restated By-Laws"), (ii) as provided for under Delaware law and (iii) with respect to tabulation of the proxies, abstentions are treated as votes against a proposal and broker non-votes have no effect on the vote. Pursuant to the Restated By-Laws, the Directors are elected by a plurality of the votes cast at the Meeting. The vote required to approve each proposal is set out at the end of that proposal. No appraisal rights exist for any action proposed to be taken at the Meeting.

  The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by Directors, officers, or employees of the Company by mail, by telephone, in person, or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

  This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 20, 2001. The Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

                               VOTING SECURITIES

  Holders of Common Stock of record on the books of the Company at the close of business on March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. At March 23, 2001, there were 10,787,662 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

Information Concerning the Nominees for Director

  The Restated By-Laws of the Company provide for a Board consisting of such number of Directors as shall be fixed from time to time by the Board. The Board has fixed the number of Directors for the ensuing year at six, and six Directors are to be elected at the Meeting. Pursuant to the Restated By-Laws, the Directors are elected by a plurality of the votes cast at the Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the election of the nominees named below. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of such Director's full term. All nominees will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal from office. In the event any of these nominees shall be unable to serve as a Director, the shares of common stock represented by the proxy will be voted at the Meeting for the person, if any, who is designated by the Board to replace the nominee. Each of the nominees has consented to be nominated and to serve if elected.

  The table below sets forth certain information with respect to the nominees for election to the Board of Directors.

                                                       Principal Occupation,
                                         Year First     Business Experience
                                           Became        and Other Business
 Name                                Age  Director          Affiliations
 ----                                --- ----------    ---------------------
 William P. Carmichael(1), (2)......  57    1999    Senior Managing Director of
                                                    the Succession Fund since
                                                    1998 which provides
                                                    strategic financial and tax
                                                    consulting to closely held
                                                    private companies. Former
                                                    Senior Vice President of
                                                    Sara Lee Corporation from
                                                    1991 to 1993, Vice
                                                    President and Chief
                                                    Financial Officer of
                                                    Beatrice Foods Company from
                                                    1985 to 1990, Vice
                                                    President of E-II Holdings
                                                    from 1987 to 1988 and Vice
                                                    President of Esmark, Inc.
                                                    from 1976 to 1984. Also a
                                                    Director of Cobra
                                                    Electronics Corporation and
                                                    Nations Funds.

 A. S. Clausi.......................  78    1991    A consultant in the food
                                                    industry since July 1987.
                                                    Served at General Foods
                                                    Corporation from December
                                                    1946 to July 1987, most
                                                    recently as Senior Vice
                                                    President and Chief
                                                    Research Officer. Chairman
                                                    of the Food Research
                                                    Directors' Roundtable and
                                                    Chairman of the Monell
                                                    Institute Nutrition
                                                    Advisory Board. President
                                                    of the Institute of Food
                                                    Technologists in 1993 and
                                                    1994 and Chairman of the
                                                    Institute of Food
                                                    Technologists Foundation.
                                                    Also a Director of EPL
                                                    Technologies, Inc. A member
                                                    of the Company's Scientific
                                                    Advisory Board since 1991.

                                   Year First   Principal Occupation, Business
                                     Became               Experience
 Name                          Age  Director   and Other Business Affiliations
 ----                          --- ----------  -------------------------------
 Harry Fields (2)............   77    1991    President of Fields Associates
                                              Ltd., a consulting firm, since
                                              April 1990. Served at IFF
                                              Flavors--International Flavors &
                                              Fragrances, Inc. from 1948 to
                                              April 1990, most recently as
                                              President and as a member of the
                                              Board of Directors.

 Glynn C. Morris (1), (2)....   60    1993    Former President and Chief
                                              Executive Officer of Presto Food
                                              Products, Inc. from 1989 to 1996.
                                              From 1973 to 1989, with Carnation
                                              Company in various positions,
                                              most recently as Vice
                                              President/General Manager of the
                                              Specialty Foods Division.

 Arthur J. McEvily, Ph.D.....   49    1999    Dr. McEvily was named President
                                              and Chief Executive Officer of
                                              the Company in February 2000.
                                              Previously, he was named
                                              Executive Vice President in
                                              January 1999, Senior Vice
                                              President, Commercial Development
                                              in December 1997 and served as
                                              Vice President Applications,
                                              Technical Service and New Product
                                              Commercialization from August
                                              1996 to December 1997. He served
                                              as Vice President Sales and
                                              Business Development of the
                                              Company from December 1993 to
                                              July 1996. From May 1991 to
                                              December 1993 he held various
                                              positions at Opta, ranging from
                                              Senior Research Scientist to
                                              Product Director to Director of
                                              Business Development. Dr. McEvily
                                              served in various scientific
                                              capacities at Enzytech from
                                              October 1988 to May 1991.

 Olivier Suquet..............   43    2000    Chairman and Chief Executive
                                              Officer of Diana Ingredients,
                                              Inc., a 100% controlled
                                              subsidiary of Banque Paribas,
                                              since 1995. Former Chief
                                              Operating Officer of Diana
                                              Ingredients, Inc., from 1993
                                              through 1994. From 1991 to 1993,
                                              President of Aromes de Bretagne.
                                              From 1989 to 1991, served as Vice
                                              President of Nouvelle Holding
                                              Guyomarc'h S.A.

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit and Finance Committee.

Meetings and Committees of the Board of Directors

  During the year ended December 31, 2000, the Board held five meetings. Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member. In addition, from time to time, the members of the Board of Directors and its committees may act by unanimous written consent pursuant to Delaware law.

  The Audit and Finance Committee, which consists of Harry Fields, Glynn C. Morris and William P. Carmichael, met twice during 2000 to review with the Company's independent accountants the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company.

  The Compensation Committee, which consists of William P. Carmichael and Glynn C. Morris met during 2000 to review the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's stock option and stock purchase plans.

  The Audit and Finance Committee and Compensation Committee are the only standing committees of the Board. The Company does not have a Nominating Committee.

Compensation Committee Interlocks and Insider Participation

  During the year ended December 31, 2000, the Compensation Committee consisted of William P. Carmichael and Glynn C. Morris. Neither of them is or has been an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Board Recommendation

  The Board of Directors recommends that the stockholders vote FOR the election of the nominees to the Board of Directors. A plurality of the votes cast in person or by proxy at the Meeting is required to elect each nominee as a Director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding beneficial ownership of Common Stock as of March 23, 2001, by (i) each person known to the Company to be the beneficial owner of more than 5% of Common Stock, (ii) each Director or Director nominee of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all Directors and executive officers of the Company as a group.

                                                        Shares
                                                     Beneficially  Percentage
Name and Address*                                     Owned (1)   Of Total (1)
-----------------                                    ------------ ------------
Nouvelle Holding Guyomarc'h S.A. (2)................  1,390,574      12.89%
  14 Rue Lafayette 75009
  Paris, France
State of Wisconsin Investment Board (3).............  1,040,000       9.64%
  P.O. Box 7842
  Madison, WI
David A. Rocker (4).................................    880,000       8.16%
  Suite 1759
  45 Rockefeller Plaza
  New York, NY 10111
Dimensional Fund Advisors, Inc. (5).................    823,800       7.64%
  1129 Ocean Avenue, 11th Floor
  Santa Monica, CA
William P. Carmichael (6)...........................     46,000         **
A. S. Clausi (7)....................................     42,444         **
Harry Fields (8)....................................     31,333         **
Glynn C. Morris (9).................................     33,000         **
Arthur J. McEvily, Ph.D. (10).......................    208,566       1.93%
Joel A. Stone (11)..................................    124,975       1.16%
Scott A. Kumf (12)..................................     68,605         **
Olivier Suquet (13).................................  1,391,574      12.90%
All Directors and executive officers as a group
 (8 persons) (14)...................................  1,946,497      18.04%

--------
  * Address provided for beneficial owners of 5% or more of the outstanding Common Stock only.
 ** Represents beneficial ownership of less than 1% of the outstanding Common
    Stock.
(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. The stockholders named in the above table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except as otherwise noted. The percentage of beneficial ownership of Common Stock of each stockholder named in the above table is based upon the 10,787,662 shares of Common Stock issued and outstanding at March 23, 2001, and is calculated by treating any options held by such person and exercisable within 60 days after March 23, 2001 as having been exercised for Common Stock, but without deeming such options to have been exercised for purposes of computing beneficial ownership of Common Stock of any other stockholder. Beneficial ownership of Common Stock by all Directors and executive officers as a group assumes such exercises of options by the members of such group, but not by others.

 (2) Based solely upon information reported on Schedule 13D as filed with the Securities and Exchange Commission on January 29, 1997 on behalf of Nouvelle Holding Guyomarc'h S.A. ("Nouvelle") and Compagnie Financiere de Paribas ("Paribas"). Includes 1,390,574 shares held of record by Nouvelle. As the holder of approximately 95% of the capital stock of Nouvelle, Paribas may be deemed to have sole voting and dispositive power over such shares held of record by Nouvelle. Paribas disclaims beneficial ownership of such shares.

 (3) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 9, 2001.

 (4) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 9, 2001.

 (5) Based solely upon information reported on Schedule 13G as filed with the Securities and Exchange Commission on February 2, 2001 on behalf of Dimensional Fund Advisors Inc. ("DFA") an investment advisor registered under the Investment Advisors Act of 1940. Persons who are officers of DFA also serve as officers of DFA Investment Trust Company, each an open-end management investment company registered under the Investment Company Act of 1940.

 (6) Includes 1,000 shares which Mr. Carmichael may acquire upon the exercise of options within 60 days after March 23, 2001.

 (7) Includes 18,000 shares which Mr. Clausi may acquire upon the exercise of options within 60 days after March 23, 2001.

 (8) Includes 24,666 shares which Mr. Fields may acquire upon the exercise of options within 60 days after March 23, 2001.

 (9) Represents shares which Mr. Morris may acquire upon the exercise of options within 60 days after March 23, 2001.

(10) Includes 151,667 shares which Dr. McEvily may acquire upon the exercise of options within 60 days after March 23, 2001.

(11) Includes 75,000 shares which Mr. Stone may acquire upon the exercise of options within 60 days after March 23, 2001.

(12) Includes 60,000 shares which Mr. Kumf may acquire upon the exercise of options within 60 days after March 23, 2001.

(13) Represents shares held of record by Nouvelle. See Note 2 above. Mr. Suquet is an officer of Diana Ingredients, Inc. ("Diana"), and may be deemed to be an indirect beneficial owner of the shares owned by Nouvelle because Diana and Nouvelle are each primarily owned by Paribas. Mr. Suquet disclaims beneficial ownership of such shares. Includes 1,000 shares which Mr. Suquet may acquire upon the exercise of options within 60 days after March 23, 2001.

(14) Includes an aggregate of 364,333 shares which may be acquired upon the exercise of options within 60 days after March 23, 2001.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

  Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors. The following table (the "Summary Compensation Table") sets forth a summary of the compensation paid by the Company during its 1998, 1999 and 2000 fiscal years to each of (i) its Chief Executive Officer (the "CEO") and (ii) persons who were serving as executive officers of the Company (other than the CEO) as of December 31, 2000 whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2000.



                                                                  Long Term
                                            Annual Compensation  Compensation
                                           ---------------------    Stock
Name and Principal Position                Year  Salary   Bonus    Options
---------------------------                ---- -------- ------- ------------
Arthur J. McEvily, Ph.D................... 2000 $200,000 $15,000   100,000
  President and Chief Executive Officer    1999 $171,000 $68,400    50,000
                                           1998 $154,000 $64,680    30,000
Scott A. Kumf ............................ 2000 $175,000 $15,000    25,000
  Chief Financial Officer, Chief Operating 1999 $140,000 $55,000    40,000
   Officer and Treasurer                   1998 $131,000 $55,020    25,000
Joel A. Stone............................. 2000 $165,000 $ 7,500    10,000
  Vice President of Operations             1999 $155,000 $43,400       -0-
                                           1998 $145,000 $60,900    25,000

Option Grants in the Last Fiscal Year

  The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2000 to the officers named in the Summary Compensation Table.





                                        Individual Grants                   Potential
                           ------------------------------------------- Realizable Value at
                                       % of Total                        Assumed Annual
                            Number of   Options                          Rates of Stock
                           Securities  Granted to                      Price Appreciation
                           Underlying  Employees  Exercise             for Option Term (2)
                             Options   In Fiscal  Price per Expiration --------------------
Name                       Granted (1)    Year      Share      Date       5%        10%
----                       ----------- ---------- --------- ---------- --------- ----------
Arthur J. McEvily, Ph.D..    100,000     39.0%      $2.75    2/15/10   $ 172,946 $ 438,279
Scott A. Kumf............     25,000      9.8%      $2.28    7/31/10   $  37,191 $  92,983
Joel A. Stone............     10,000      3.9%      $2.28    7/31/10   $  14,876 $  37,193

--------
(1) These options are non-qualified or incentive stock options granted under the Company's 1992 Employee, Director and Consultant Stock Option Plan with an exercise price equal to the fair market value per share at the date of grant, for a term of ten (10) years, vesting in equal annual installments over five (5) years from the date of grant.
(2) The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on the future performance of the Common Stock.

Option Exercises and Fiscal Year-End Option Values

  The following table sets forth information concerning the number of unexercised options held by the officers named in the Summary Compensation Table at the end of the last fiscal year and the value of such unexercised options as of such date. None of such officers named in the Summary Compensation Table exercised any options during the last fiscal year.

                                               Number of Unexercised     Value of Unexercised
                                                    Options at           In-the-Money Options
                           Option Exercises       Fiscal Year End            at FY-End(1)
                           ----------------- ------------------------- -------------------------
                            Shares
                           Acquired
                              on     Value
          Name             Exercise Received Exercisable Unexercisable Exercisable Unexercisable
          ----             -------- -------- ----------- ------------- ----------- -------------
Arthur J. McEvily, Ph.D..    -0-      $-0-     120,666      181,001       $-0-         $-0-
Scott A. Kumf............    -0-      $-0-      48,000       92,000       $-0-         $-0-
Joel A. Stone............    -0-      $-0-      66,000       39,000       $-0-         $-0-

--------
(1) Value is calculated by determining the difference between the average of the high and low sales prices for the Common Stock on the Nasdaq National Market on December 31, 2000 ($1.25) and the exercise price of the option.

Compensation of Directors

  The Company's independent Directors, who are neither affiliated with a major shareholder nor parties to consulting arrangements with the Company, each receive an annual retainer of $5,000 and a fee of $1,000 for each Board meeting attended.

  In addition, the Company has a stock option program for Directors under its 1992 Employee, Director and Consultant Stock Option Plan pursuant to which, on March 31 of each year, each non-employee Director then in office receives options to purchase 5,000 shares of Common Stock at the then fair market value thereof. Such options vest in equal annual installments over a five-year period based on continued service on the Board of Directors. Options to purchase 5,000 shares were granted under this program during fiscal 2000 to Messrs. Carmichael, Clausi, Fields, Morris and Suquet.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

  The Company has agreements with Arthur J. McEvily and Scott A. Kumf pursuant to which Messrs. McEvily and Kumf will receive severance benefits including 12 months compensation at their current salary, a bonus based upon their average bonus over the preceding 3 years, coverages under the Company's benefit plans for 12 months and provide outplacement services up to $6,000 due to an involuntary termination or a change in control of the Company which results in a material change in their duties or responsibilities. Also, in the event there is a change in control of the Company, all stock options granted to Messrs. McEvily and Kumf shall immediately vest.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(/1/)

  The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside, non-employee Directors. During the year ended December 31, 2000, the members of the Compensation Committee were William P. Carmichael and Glynn C. Morris. The Committee determines the base salaries of the Company's executive officers and the amount of annual bonus awards, if any, and other compensation to be paid to the Company's executive officers. In addition, the Committee administers the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Option Plan") under which incentive or non-qualified stock options may be granted to executive officers and other employees.
--------
(1) The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this report by reference.

Compensation Policies Applicable to Executive Officers; Components of
Compensation

  The Committee's executive compensation policies have as their cornerstone the fundamental purpose of enabling the Company to attract and retain key executive personnel and motivate those executives to achieve the Company's goals. The food ingredients industry and related industries such as the consumer food products industry are extremely competitive with respect to recruitment and retention of qualified personnel. In this environment, the Committee believes that it will be critical to the Company's long-term success that its compensation program appropriately balances competitive compensation features with components structured to motivate the diligent pursuit and accomplishment of Company objectives.

  Each executive officer's compensation package is reviewed annually and is comprised of up to three components: base salary, incentive cash bonus and stock options. In addition to these components, executive officers of the Company are eligible to participate in employee benefit programs available broadly to other Company employees. Executive compensation is determined based on progress toward both Company-wide goals and individual goals. Starting with the Company's broad strategic goals, including introducing new products, increasing revenue and gross margins and becoming a profitable enterprise, the Committee reviews specific annual corporate objectives and goals. Personal objectives and milestones for individual executives are then designed to fit within the framework of the Company's overall goals and objectives. Subjective factors, such as changes in business conditions and other relevant external circumstances, are also taken into consideration. The Company believes the nature of its specific goals and milestones and progress toward their achievement constitute proprietary and confidential information, the disclosure of which would place the Company at a competitive disadvantage.

Base Salary

  In setting the annual base salary levels for each executive officer, the Committee obtains information on the base salaries of executive officers in other food ingredient and consumer food product companies. Members of the Committee also have considered knowledge about salaries paid to executives in companies that are in relatively early stages of commercialization of novel products resulting from internal research and development efforts. In determining which companies to include in its comparison, the Committee considers the size and complexity of the company, the stage of development of its products and geographical location. Within this group, the Committee seeks to make comparisons to executive officers with comparable levels of experience and with similar responsibilities and expected levels of contribution to the Company's performance.

The Committee seeks to set base salaries and annual cash bonuses at the midpoint of the range of compensation paid by comparable companies. In addition, the initial level of compensation paid to those executives hired more recently has been determined by market forces and is consistent with industry practice, if any.

Bonus Awards

  The Company has an annual incentive bonus plan for its executives. Annual cash bonuses are based on the Company achieving certain corporate financial goals. As noted above, the Company's annual planning effort includes the establishment of Company-wide objectives into which individual objectives and milestones are structured for key executives, relevant to their specific areas of corporate responsibility. The Committee, in conjunction with the Chief Executive Officer, reviews proposed milestones and objectives for each key executive early in the fiscal year and performs a follow-up review after the fiscal year-end to assess performance and achievement of the objectives. A review of the executive's performance in relation to the Company's overall performance and the Committee's assessment of the executive's contributions to overall corporate results, leads to the Committee's determination of an incentive bonus.

Stock Options

  Subject to the provisions of the Option Plan, the Committee has the authority to determine the terms under which options are granted and the individuals to whom such options may be granted. The Committee believes that equity participation is a key component of the Company's executive compensation program. The stock option program is the Company's major long-term incentive plan, designed to retain executive officers and other employees and motivate them to enhance shareholder value, by aligning the long-term interests of the Company's employees with those of its outside shareholders. The Committee believes that stock options provide an effective long-term incentive for executive officers and other employees to create shareholder value, since the full benefit of the options cannot be realized unless an appreciation in the price of Common Stock occurs over a number of years. The executive officers participate in the Option Plan in the same manner as all of the Company's employees. Initial stock option awards are individually determined prior to employment at levels based upon an employee's potential contribution to the Company's growth and are designed to be competitive with awards by other companies within the consumer food products and food ingredients industries. Subsequent annual stock option awards are based on individual performance and position within the Company. The Committee also takes into account the aggregate amount of stock options previously granted to an individual. All of the Company's current executive officers listed in the Summary Compensation Table were awarded stock options in 2000 which had exercise prices equal to the fair market value of the Company's Common Stock on the date of grant.

Compensation of the Chief Executive Officer

  The Compensation Committee established Mr. McEvily's base salary at $200,000. Also, Mr. McEvily is eligible for an annual cash performance bonus of up to 45% of Mr. McEvily's 2000 base salary upon attainment of corporate performance goals. Mr. McEvily received a cash bonus of $15,000 for fiscal 2000, which was paid in April 2001.

  In February 2000, Mr. McEvily was granted options for 100,000 shares of Common Stock, vesting at the rate of 20% each year commencing on the first anniversary of the option grant.

  Overall, Mr. McEvily's compensation had been designed to align Mr. McEvily's interests with those of the Company's Stockholders, both with respect to short-term operating results and long-term increases in the price of the Common Stock. It was the Committee's intention to establish new performance goals each year in consultation with Mr. McEvily and to evaluate his performance and compensation against such objectives.

                                          Compensation Committee

                                          Glynn C. Morris
                                          William P. Carmichael

                               SHAREHOLDER RETURN
                               PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Common Stock to the Russell 2000 Index (The "Russell 2000 Index") and to the Standard & Poor's Foods-250 Index (The "S&P Foods-250 Index") since December 31, 1995. The graph assumes that (i) the value of the investment in the Common Stock and in each index was $100 at December 31, 1995 and (ii) the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                              [GRAPH APPEARS HERE]

                    12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                    ----------------------------------------------------------
Opta Food
 Ingredients, Inc.   100.00     44.66     46.60     31.07     24.27      9.71
S&P Foods--
  250 Index          100.00    118.48    169.81    183.76    144.56    182.99
Russell 2000 Index   100.00    116.61    142.66    138.66    165.82    158.66

                                  PROPOSAL 2:
                      APPROVAL OF INDEPENDENT ACCOUNTANTS

Independent Accountants

  The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent accountants to audit our financial statements for the 2001 fiscal year. The Board of Directors proposes that the stockholders ratify this appointment. PricewaterhouseCoopers LLP has served as the Company's independent accountants since the Company's organization in 1991.

  We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

  PricewaterhouseCoopers LLP billed the Company $90,000 in aggregate fees for professional services during fiscal 2000 in connection with the annual audit of the Company's financial statements and the quarterly reviews of the financial statements contained in the Company's quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

  PricewaterhouseCoopers LLP rendered no professional services for the design and implementation of financial information systems to the Company during fiscal 2000.

All Other Fees

  PricewaterhouseCoopers LLP billed the Company $50,350 in aggregate fees for other professional services rendered to the Company during fiscal 2000. The Audit Committee has considered whether the provision of services as referenced in this paragraph is compatible with maintaining PricewaterhouseCoopers independence.

Board Recommendation

  The Board of Directors recommends that the stockholders vote FOR approval of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year. The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Meeting is required for such approval. If the appointment is not approved by the stockholders, the Board of Directors is not obligated to select other independent accountants, but will consider such unfavorable vote.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

  The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Corporation's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal 2000, the Audit Committee: reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors; discussed with PwC the matters required by Statement of Auditing Standards No. 61 relating to conducting the audit; and received written disclosures and a letter from PwC regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate. Based on the Audit Committee's review of the audited financial statements and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          William P. Carmichael, Chairman
                                          Glynn C. Morris
                                          Harry Fields

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000 all
Section 16(a) filing requirements applicable to the Company's officers, Directors and greater than 10% beneficial owners were complied with.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

  In order to be considered for inclusion in the Proxy Statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than December 21, 2001 to be considered for presentation at the Company's 2002 Annual Meeting of Stockholders, although not included in the proxy statement, proposals must be received no later than March 1, 2002. All stockholder proposals should be sent to the attention of the Assistant Secretary at the Company's offices at 25 Wiggins Avenue, Bedford, Massachusetts 01730.

  Stockholder proposals and nominations for election to the Board at the 2002 Annual Meeting of Stockholders may be submitted to the Assistant Secretary of the Company and must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the stockholder proposes to bring before the Meeting, a brief description of the business desired to be brought before the Meeting, the reasons for conducting such business at the Meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner.

                                 OTHER MATTERS

  The 2001 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

                          ANNUAL REPORT ON FORM 10-K

  Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the Attention of the Assistant Secretary at the Company's offices at 25 Wiggins Avenue, Bedford, Massachusetts 01730.

  Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                                          By Order of the Board of Directors

                                          JEFFREY M. WIESEN
                                          Secretary

April 20, 2001

                                  APPENDIX A

                          OPTA FOOD INGREDIENTS, INC.
                            AUDIT COMMITTEE CHARTER

Organization

  This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

  The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

  The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

  The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

 . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

 . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

 . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY                     OPTA FOOD INGREDIENTS, INC.                    PROXY

                25 Wiggins Avenue, Bedford, Massachusetts 01730

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Arthur J. McEvily, Ph.D. and Scott A. Kumf, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of the Common Stock of Opta Food Ingredients, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2001 or at any adjournment thereof.

    In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for director and will be voted "FOR" Proposal 2.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

               (PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE)

                             FOLD AND DETACH HERE

1. Election of Directors

FOR all nominees listed to the right (except as marked to the contrary) [_]

WITHHOLD AUTHORITY to vote for all nominees listed to the right [_]

Nominees for election: William P. Carmichael, A.S. Clausi, Harry Fields, Arthur
J. McEvily, Ph.D., Glynn C. Morris, and Olivier Suquet.

(Instruction: To withhold your vote for any individual nominee, write that nominee's name on the line below.)

2. Approval of appointment of PricewaterhouseCoopers LLP as the Company's independent accounts for the year 2001.


                     FOR          AGAINST          ABSTAIN
                     [_]            [_]             [_]



____________________________________
I plan to attend the meeting [_]


Dated:__________________________, 2001


________________________________________________________________________________
Signature


________________________________________________________________________________
Signature (if held jointly)

Please sign exactly as name appears at left. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in such corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.